UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.)

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Privia Health Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2022 NOTICE OF

# Annual Meeting & Proxy Statement

PRIVIA HEALTH

Privia Health Group, Inc.

950 N. Glebe Rd., Suite 700

Arlington, VA 22203

Telephone: (571) 366-8850

Dear Stockholders:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (“Annual Meeting”) of Privia Health Group, Inc. (“Privia Health”) on Wednesday, May 11, 2022 at 11:00 a.m. Eastern Time. This year’s Annual Meeting will be conducted via live webcast as a virtual meeting of stockholders. You will be able to attend the Annual Meeting online by visiting www.proxydocs.com/PRVA and you will be able to submit your questions and vote your shares electronically by attending the Annual Meeting at this virtual location.

All Privia Health stockholders of record at the close of business on Friday, March 25, 2022 are welcome to attend the Annual Meeting, but it is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to vote by telephone, mail, or over the Internet as soon as possible.

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, TO ENSURE THE PRESENCE OF A QUORUM, PLEASE VOTE PRIOR TO THE VIRTUAL ANNUAL MEETING OVER THE INTERNET OR BY TELEPHONE AS INSTRUCTED IN THESE MATERIALS OR COMPLETE, DATE AND SIGN A PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE VIRTUAL ANNUAL MEETING AND WISH TO VOTE YOUR SHARES DURING THE MEETING, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

On behalf of the Board of Directors and our leadership team, I would like to express our appreciation for your continued interest in Privia Health.

Sincerely,

David King

Chair of the Board of Directors

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Privia Health Group, Inc.

950 N. Glebe Rd., Suite 700

Arlington, VA 22203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Wednesday, May 11, 2022 11:00 a.m., Eastern Time

Place:	Online at: www.proxydocs.com/PRVA

Items of Business:

1.   To elect the ten nominees listed in the accompanying proxy statement to the Board of Directors;

2.  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022; and

3.  To transact such other business as may properly come before the meeting.

Who Can Vote:	You must be a stockholder of record at the close of business on March 25, 2022, to vote at the Annual Meeting.

Internet Availability	This Proxy Statement and our 2021 Annual Report to Stockholders are available free of charge at www.proxydocs.com/PRVA or on our website, www.priviahealth.com.

Proxy Voting:	We cordially invite you or your legal representative to participate in the Annual Meeting, either by attending and voting online or by voting through other acceptable means. Your participation is important regardless of the number of shares you own. You may vote by telephone, through the Internet or by mailing your completed proxy card. Stockholders of record and beneficial owners will be able to vote their shares electronically at the Annual Meeting. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the Annual Meeting and Voting” in the proxy statement.

By Order of the Board of Directors,

Thomas Bartrum

Executive Vice President and General Counsel

Arlington, VA

April 11, 2022

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PROXY STATEMENT TABLE OF CONTENTS

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these materials?

The Board of Directors (“Board”) is providing these proxy materials to you in connection with the 2022 Annual Meeting of Stockholders (“Annual Meeting”) of Privia Health Group, Inc. (“Privia Health” or the “Company”), which will take place on May 11, 2022. The Board is soliciting proxies to be used at the Annual Meeting. These proxy materials were first mailed on or about April 11, 2022 to all stockholders entitled to vote at the Annual Meeting.

What is the purpose of the Annual Meeting?

For stockholders to vote on the following proposals:

1.	The election of the ten nominees listed in this proxy statement to the Board of Directors.

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

How does the Board of Directors recommend I vote on these proposals?

Our Board recommends a vote:

•	“FOR” the election of the ten nominees listed in this proxy statement to the Board of Directors.

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock as of the close of business on March 25, 2022, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 108,189,603 shares of our common stock outstanding. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of common stock is entitled to one vote on each proposal.

Stockholders of Record. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card, vote live at the Annual Meeting, or vote by proxy through the Internet or by telephone. Throughout this proxy statement, we refer to these stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and your broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you should follow your broker’s procedures for obtaining a legal proxy to vote your shares of our common stock live at the Annual Meeting. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How can I vote my shares?

If you are a stockholder of record, there are four ways to vote:

•	by Internet at www.proxypush.com/PRVA , 24 hours a day, seven days a week (have your Notice or proxy card in hand when you visit the website);

•	by toll-free telephone at 1-844-357-8239 (have your Notice or proxy card in hand when you call);

•	by completing and mailing your proxy card (if you received printed proxy materials); or

•	by Internet during the Annual Meeting. Instructions on how to attend and vote at the Annual Meeting are described at www.proxydocs.com/PRVA .

If you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you need to obtain a legal proxy from your broker, bank or other nominee in order to vote your shares in person in the Annual Meeting.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you can revoke a proxy before the completion of voting at the Annual Meeting by:

•	giving written notice to the Corporate Secretary of the Company;

•	delivering a later-dated proxy; or

•	voting online during the Annual Meeting.

Attendance and participation in the Annual Meeting without voting will NOT cause your previously granted proxy to be revoked. To revoke you must use one of the methods listed above.

For shares you held in street name (i.e., held of record by a broker, bank or other nominee), you may change your vote by submitting new voting instructions to your broker, bank or nominee, or by attending the Annual Meeting and voting your shares online during such meeting. If your shares are held in street name (i.e., held of record by a broker, bank or other nominee) and you wish to revoke a proxy, you should contact your broker, bank, or other nominee and follow its procedures for changing your voting instructions. You also may revoke your proxy by attending the Annual Meeting and voting your shares online during such meeting.

How can I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders. To participate or vote during the Annual Meeting via live webcast, you must register in advance prior to the deadline of Monday, May 9, 2022 at 5:00 p.m. Eastern Time at www.proxydocs.com/PRVA . You will not be able to attend the Annual Meeting in person.

As part of the registration process, you must enter the control number located on your proxy card or voting instruction form. If you are a street name owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and legal proxy from your broker, bank or other nominee reflecting your beneficial stock ownership in Privia Health.

On the day of the Annual Meeting, May 11, 2022, stockholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the Annual Meeting. The Annual Meeting will begin promptly at 11:00 a.m. Eastern Time.

Information as to how to obtain the list of stockholders entitled to vote at the Annual Meeting will be available during the ten days preceding the Annual Meeting at www.proxydocs.com/PRVA , and the list will also be available on www.proxydocs.com/PRVA during the entirety of the Annual Meeting.

Why won’t there be an in-person meeting this year?

Due to the ongoing COVID-19 pandemic, our Board has determined to hold a virtual Annual Meeting via live audio webcast in lieu of an in-person meeting in order to protect the health and well-being of our employees, stockholders, directors and community. The health and safety of our employees, stockholders, directors and community is paramount and we believe that holding a virtual meeting will enable greater stockholder attendance and help accommodate participants who may be unable or unwilling to travel to an in-person meeting.

How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote online or if you properly return a proxy or voting instructions by Internet, telephone or mail. Although we offer four different voting methods, we encourage you to vote prior to the Annual Meeting over the Internet as we believe it is the most cost-effective method for the Company. We also recommend that you vote as soon as possible, even if you are planning to attend the virtual Annual Meeting, so that the vote count will not be delayed. In order for us to conduct our meeting, a majority of the shares of common stock issued and outstanding and entitled to vote must be present online or by proxy at the meeting. This is referred to as a quorum. Abstentions and shares of record held by a broker, bank or other nominee (“broker shares”) that are voted on any matter are included in determining the number of shares present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, then either the chair of the Annual Meeting or the stockholders by vote of the holders of a majority of the stock present or represented by proxy at the Annual Meeting are authorized by our Bylaws to adjourn the Annual Meeting until a quorum is present or represented.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Broker Discretionary Voting Allowed?
Election of the ten nominees listed in this proxy statement to the Board of Directors	Plurality of votes of the shares of common stock present in person or by proxy and entitled to vote	No
Ratification of appointment of independent registered public accounting firm	Majority of votes cast	Yes

What is the impact of abstentions, withheld votes and broker non-votes?

Abstentions, withheld votes and broker non-votes will be included in determining the presence of a quorum, but will not be included in the totals of votes cast and will not otherwise affect the outcome of the vote at the Annual Meeting.

Who pays for the cost of this proxy solicitation?

The Company pays for the entire cost of soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

How can I get help if I have trouble checking in or listening to the Annual Meeting online?

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instructional email.

How can I ask a question at the Annual Meeting?

All questions must be submitted at Registration and no questions will be taken during the Annual Meeting. During a designated question and answer period at the Annual Meeting, we will respond to appropriate questions submitted by stockholders at Registration.

How can I obtain Privia Health’s Form 10-K and other financial information?

Our Annual Report on Form 10-K is included with these materials. Stockholders can also access our Annual Report on Form 10-K and other financial information on our website at ir.priviahealth.com.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders To Be Held on May 11, 2022:

THIS PROXY STATEMENT AND OUR 2021 ANNUAL REPORT ARE AVAILABLE

FOR VIEWING, PRINTING AND DOWNLOADING AT www.proxydocs.com/PRVA.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

Our Board is currently composed of ten directors who the Company believes are best positioned to serve our Company and stockholders. The Board unanimously recommends that you vote “FOR” each of the ten nominees. All nominees will stand for election for one-year terms that expire at the 2023 annual meeting of stockholders.

It is expected that all nominees proposed by our Board will be able to serve on the Board if elected. However, if before the election one or more nominees are unable to serve (a situation we do not anticipate), the proxy holders will vote the proxies for the remaining nominees and for substitute nominees chosen by our Board (unless our Board reduces the number of directors to be elected).

Nominees for Director

Jeff Bernstein
Director since: 2021 Age: 35 Committee membership: Chair of Nominating and Corporate Governance Committee and Chair of Compensation Committee

Jeff Bernstein has been a Managing Director in the Asset Management Division of Goldman Sachs (GS AMD) since January 2020, having previously held the positions of Vice President and Associate beginning in July 2010, focusing on private equity activities in the healthcare sector. Prior to joining GS AMD, Mr. Bernstein was in the Healthcare Group in Goldman Sachs’ Investment Banking Division from June 2008 to June 2010. Mr. Bernstein serves on the boards of AvaSure and Capital Vision Services (referred to publicly as MyEyeDr.) and is a board observer at Advanced Recovery Systems. He previously served on the boards of Brighton Health Plan Solutions, Golden State Medical Supply, Sapphire Digital and Upstream Rehabilitation. Mr. Bernstein received an AB in Economics, magna cum laude, and a certificate in Finance from Princeton University.

Mr. Bernstein is a valuable member of our Board because of his extensive investment experience in the healthcare industry.

Jeff Butler
Director since: 2021 Age: 49 Committee membership: Compliance Committee

Jeff Butler has an extensive background as an entrepreneur and senior executive in the healthcare and technology industries. Most recently, Mr. Butler has served as Managing Partner of Elusive Ventures LLC since April, 2018. Mr. Butler founded and led Privia Health as its Chief Executive Officer from November 2007 to May 2017. In 2017, Mr. Butler transitioned to a board role where he continues to provide support to Privia’s leadership team. Before building Privia, Mr. Butler was a Co-Founder and the Chief Executive Officer of BroadReach Healthcare, a company focused on building large-scale health delivery networks in emerging markets from March 2003 to November 2007. Prior to BroadReach Healthcare, Mr. Butler helped launch the technology and consulting business at The Advisory Board Company in Washington D.C., from November 2000 to July 2003. Before his role at The Advisory Board Company, Mr. Butler served as Chief Operating Officer and Interim Chief Executive Officer of two hospitals affiliated with LifePoint Health, and served as a member of the founding team of LifePoint in its start-up and public spin-off from HCA (NYSE: HCA). Mr. Butler is a frequent speaker on innovations in the healthcare industry, and serves as an advisor and board member to a number of private companies, non-profits, and investment funds. Mr. Butler received a Bachelor of Science from Florida State University and a Masters in Health Administration from The Medical College of Virginia.

Mr. Butler is a valuable member of our Board because of his extensive experience in the healthcare industry, prior track record as a senior executive and as the founder of our Company.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

Nancy Cocozza
Director since: 2022 Age: 61 Committee membership: Audit Committee

Nancy Cocozza has over 25 years of experience in healthcare and government programs. Ms. Cocozza retired in June 2018 from the position of President of the Medicare Business for Aetna, where she was responsible for Aetna’s Medicare strategy, growth and operating results. Prior to Aetna, Ms. Cocozza was Executive Vice President at HealthMarkets, an individual market health insurance provider, where she led the Medicare division. She also led the government insurance programs at Coventry Health Care. Ms. Cocozza began her career at Aetna, where she spent 16 years building and leading various commercial managed care operations. Most recently, from August 2018 until her retirement in March 2021, Ms. Cocozza served on the Board of Directors, the Audit Committee, and until December 2021, the Compensation Committee of Aspira Women’s Health, Inc. (NASDAQ: AWH). Ms. Cocozza received a bachelor’s degree in accounting from Thomas Jefferson/Philadelphia University.

Ms. Cocozza is a valuable member of our Board because of her extensive experience in the healthcare industry and prior track record as a senior executive.

David King
Director since: 2021 Board Chair Age: 65 Committee membership: Nominating and Corporate Governance Committee and Compensation Committee

David King has been the Managing Member of KingMan LLC, a provider of strategic consulting services for stakeholders across the healthcare system, since December 2021 and has served as Executive Chair of HealthChannels, an industry leader in provider-lead patient care solutions, since December 2021. Prior to this role, Mr. King served as an Operating Partner at Pritzker Private Capital from August 2020 to December 2021, co-leading the firm’s activities in the healthcare sector. Prior to joining Pritzker Private Capital, Mr. King was the Chief Executive Officer of Laboratory Corporation of America Holdings (NYSE: LH) from 2007 to 2019. At Laboratory Corporation of America Holdings, Mr. King also served as the Executive Chair of the Board from November 2019 to May 2020, and as the Non-Executive Chair of the Board from May 2009 to October 2019. Mr. King serves as a director of ZimVie, Inc. (NASDAQ: ZIMV), is the interim vice-chair of PATH (having completed four years as Chair in December 2021) and was appointed in 2017 to the advisory board for Duke University’s Robert J. Margolis, MD, Center for Health Policy. Mr. King previously served on the board of Cardinal Health (NYSE: CAH), Elon University and the American Clinical Laboratory Association, where he served as board chair from 2010 to 2014. Mr. King is also on the board of The Emily K Center, a college-readiness center in Durham, North Carolina, founded by Mike Krzyzewski, the head coach of the Duke University Men’s Basketball team. Mr. King received a bachelor’s degree, cum laude, from Princeton University and a Juris Doctor, cum laude, from the University of Pennsylvania Law School.

Mr. King is a valuable member of our Board because of his extensive experience in the healthcare industry and experience on other healthcare companies’ boards.

Patricia Maryland
Director since: 2021 Age: 68 Committee membership: Chair of Compliance Committee

Patricia Maryland has over 40 years of experience in healthcare administration. Ms. Maryland was most recently the Executive Vice President of Ascension and the President and Chief Executive Officer at Ascension Healthcare, a leading non-profit health system from July 2017 through June 2019. Prior to that, Ms. Maryland held various other executive and senior management positions in the Ascension organization from 2003 to 2017, including the roles of President of Healthcare Operations and Chief Operating Officer. Ms. Maryland has served on the board of Encompass Health since 2020 and on the board of Surgery Partners since March, 2021. Ms. Maryland received a Bachelor’s degree in Mathematics from Alabama State University and a Master’s degree in Biostatistics from the University of California, Berkeley. Ms. Maryland also holds a Doctorate of Public Health from the University of Pittsburgh, with a concentration in health services administration and planning.

Ms. Maryland is a valuable member of our Board because of her extensive experience in the healthcare industry and her prior track record as a senior executive at a large health system.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

Thomas McCarthy
Director since: 2021 Age: 65 Committee membership: Chair of Audit Committee

Thomas McCarthy has over 35 years of experience in healthcare, insurance and financial services businesses, including more than 30 years with Cigna Corporation (NYSE: CI). Mr. McCarthy was most recently the Executive Vice President and Chief Financial Officer at Cigna from July 2013 to June 2017, and previously held the roles of Vice President of Finance, Vice President & Treasurer, Vice President of Strategy and Corporate Development between March 2003 to July 2013. In addition to his career with Cigna, Mr. McCarthy also held senior leadership roles at Kemper Insurance from July 1999 to February 2003 and USAA from 1985 to 1986. Mr. McCarthy is a member of the board of directors of Selective Insurance Group, Inc. (NASDAQ: SIGI), a New Jersey-based holding company for property and casualty insurance companies, and is a member of the audit and finance committees. He is also a member of the Board of Trustees of the American University of Rome, a Director of Avenue of the Arts, Inc., and a Director of the Habitat for Humanity of Montgomery and Delaware Counties. Mr. McCarthy received a bachelor’s degree in Finance from the Wharton School of the University of Pennsylvania and an MBA from Carnegie Mellon University’s Tepper School of Business.

Mr. McCarthy is a valuable member of our Board because of his extensive experience in the healthcare industry and his prior leadership positions at Cigna.

Shawn Morris
Director since: 2021 Age: 58 Committee membership: None

Shawn Morris has served as our Chief Executive Officer and a member of our Board since May 2018. Prior to his role at Privia Health, Mr. Morris was the President of Cigna-HealthSpring, a Cigna company, from 2016 to 2018. Prior to 2016 and beginning in 2010, Mr. Morris held various leadership roles at Cigna-HealthSpring, including the positions of Chief Operating Officer, President of Development & Innovation, and Executive Vice President. Mr. Morris received a B.S. in Accounting from the Western Kentucky University and is a Certified Public Accountant. Mr. Morris is also a graduate of Dartmouth College’s Tuck Business School 2030 Global Executive program, an inaugural Fellow of the Nashville Healthcare Council and a member of the American Society of CPAs, National Association of Corporate Directors and the American Medical Association CEO Advisory Committee.

Mr. Morris is a valuable member of our Board because of his extensive experience in the healthcare industry and prior track record as a senior executive at a large healthcare company.

Dr. Jaewon Ryu
Director since: 2021 Age: 48 Committee membership: Compliance Committee

Dr. Jaewon Ryu has been the President and Chief Executive Officer of Geisinger since June 2019, an integrated delivery system with a clinical enterprise, a health plan, the Geisinger Commonwealth School of Medicine, and research and innovation functions operating in central and northeastern Pennsylvania. He originally joined Geisinger in September 2016, as the Executive Vice President and Chief Medical Officer, overseeing all aspects of patient care at Geisinger, working to improve the quality, affordability and experience of care delivered across the enterprise. Dr. Ryu was previously President of integrated care delivery for Humana, responsible for Humana’s owned and joint ventured care delivery assets, including a management services organization (MSO) assisting affiliated practices to adopt a population health model under value-based reimbursement methodologies. Prior to Humana, Dr. Ryu held various leadership roles at the University of Illinois Hospital & Health Sciences System, Kaiser Permanente, the Centers for Medicare and Medicaid Services, and as a White House Fellow at the Department of Veterans Affairs. He was also a practicing corporate healthcare attorney with the international firm McDermott, Will & Emery. Dr. Ryu earned his B.A. from Yale University and his M.D. and J.D. from the University of Chicago. He completed his residency training in emergency medicine at Harbor-UCLA Medical Center.

Dr. Ryu is a valuable member of our Board because of his extensive experience in value-based reimbursement, management services organizations, and high-quality patient care.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

Will Sherrill
Director since: 2021 Age: 33 Committee membership: Nominating and Corporate Governance Committee and Compensation Committee

Will Sherill has been a Principal at Pamplona Capital Management since January 2022, focusing on investment opportunities in the healthcare and industrial services industries. Prior to joining Pamplona as a Vice President in 2019, Mr. Sherrill was an Associate and a Vice President at Kelso & Company, between February 2015 to January 2019, focusing in healthcare services. Mr. Sherrill began his career as an Analyst at Credit Suisse in the Capital Markets and Financial Sponsors groups from July 2011 to January 2015. Mr. Sherrill currently serves on the board CSC Serviceworks, Inc. and BFG Supply Co LLC. Mr. Sherill previously served on the board of Brighton Health Group. Mr. Sherrill received a bachelor’s degree in Economics and History from the University of Virginia.

Mr. Sherrill is a valuable member of our Board because of his extensive investment experience in the healthcare industry.

Bill Sullivan
Director since: Mr. Sullivan served as the Boards sole director starting with Privia Health’s founding in 2016 until the Board was expanded for the IPO in 2021. Age: 58 Committee membership: Audit Committee

Bill Sullivan has been an investor and operator of disruptive healthcare service and technology businesses for over 30 years. He is the founder of Brighton Health Partners, an entity which builds transformational healthcare businesses. Prior to founding Brighton Health Partners, he was founder/Chair of Brighton Health Group, which owned and operated Privia Health until May 2021. Mr. Sullivan led the acquisition of Privia and subsequent national expansion of the business prior to the hiring of CEO, Shawn Morris, in April 2018. Mr. Sullivan is an investor and current board member of The Collective, MedArrive, Duos and HUB International. Prior to forming Brighton Health Group, Mr. Sullivan was a partner at global private equity firm Apax Partners (2007- 2012). While at Apax, Mr. Sullivan led the $1.4B take private of TriZetto Group, the leading provider of technology solutions to payers. Prior to joining Apax, Mr. Sullivan was the CEO & Chairman of MagnaCare Holdings (acq. Apax), a health plan management company. Mr. Sullivan joined the founding management team of Oxford Health Plans (acq. United Healthcare) from 1987 to 2000, his last four as President of the company. Mr. Sullivan received a bachelor’s degree in Finance and Banking from Suffolk University in Boston.

Mr. Sullivan is a valuable member of our Board because of his extensive experience in the healthcare industry and prior track record as a senior executive.

Vote Required

The election of directors requires a plurality of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon to be Approved. Withheld votes and broker non-votes will have no effect on this proposal.

The Board of Directors recommends a vote “FOR” each of the nominees named above

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GOVERNANCE MATTERS

Governance Overview

We are committed to maintaining robust governance practices and a strong ethical culture that benefit the long-term interests of our stockholders. The Company, with the oversight of the Board, regularly reviews, updates and enhances its corporate governance practices and compliance and training programs, as appropriate, in light of stockholder interests, changes in applicable laws, regulations and stock exchange requirements and the evolving needs of our business.

Our Board has adopted our Corporate Governance Guidelines, Code of Conduct and charters for our Nominating and Corporate Governance Committee, Audit Committee, Compensation Committee and Compliance Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Conduct in the “Governance Documents” section of the “Investor Relations” page of our website located at ir.priviahealth.com, or by writing to our Corporate Secretary at our offices at 950 N. Glebe Rd., Suite 700, Arlington, VA 22203.

Composition of our Board

Our Board consists of one class of directors with ten members. Directors are elected to serve one-year terms.

At any time when Goldman Sachs and Pamplona Capital Management (the “Lead Sponsors”) beneficially own, in the aggregate, less than 25% of our common stock then outstanding, our directors will be divided into three classes serving staggered three-year terms. At each annual meeting of stockholders thereafter, directors will be elected to succeed the class of directors whose terms have expired. This classification of our Board could have the effect of increasing the length of time necessary to change the composition of a majority of the Board. In general, when the Board is classified, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the Board.

Shareholder Rights Agreement

In connection with our initial public offering, or IPO, we entered into a Shareholder Rights Agreement with the Lead Sponsors that provides each Lead Sponsor with the right to designate nominees for election to our Board. The Lead Sponsors may also assign their designation rights under the Shareholder Rights Agreement to an affiliate. The Shareholder Rights Agreement provides each Lead Sponsor the right to designate: (i) three nominees for so long as such Lead Sponsor beneficially owns at least 15% of the common stock (at least one of each of whom shall qualify as “independent” for purposes of serving on the Audit Committee), (ii) two nominees for so long as such Lead Sponsor beneficially owns between 10% and 15% of the common stock and (iii) one nominee so long as such Lead Sponsor owns between 5% and 10% of the common stock. In each case, the Lead Sponsors’ nominees must comply with applicable law and stock exchange rules. The Lead Sponsors have agreed in the Shareholder Rights Agreement to vote any shares of our common stock and any other securities held by them in favor of the election to our Board of the directors so designated.

At any time when a Lead Sponsor has the right to designate at least one nominee for election to our Board, such Lead Sponsors will also have the right to have one of their nominated directors hold one seat on each Board committee, subject to satisfying any applicable stock exchange rules or regulations regarding the independence of Board committee members. In addition, the Lead Sponsors shall be entitled to designate the replacement for any of their board designees whose board service terminates prior to the end of the director’s term regardless of the applicable Lead Sponsor’s beneficial ownership at such time.

Since our IPO, Jeff Bernstein, David King, Thomas McCarthy, Will Sherrill, Patricia Maryland and Jaewon Ryu, MD were designated as director nominees by the Lead Sponsors, pursuant to the terms and conditions of the Shareholder Rights Agreement.

Director Independence

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has affirmatively determined that Jeff Bernstein, Nancy Cocozza, David King, Thomas McCarthy, Patricia Maryland, Jaewon Ryu, MD, Will Sherrill and Bill Sullivan do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making this determination, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including (i) the beneficial ownership of our common stock by each non-employee director, (ii) the relationships between our Company and the Lead Sponsors, (iii) the fact that Jeff Bernstein and Will Sherrill serve on our Board as nominees designated by the Lead Sponsors, (iv) the fact that Jeff Bernstein is a Managing Director at Goldman Sachs and Will Sherrill is a Principal at Pamplona and (v) the fact that Patricia Maryland serves on the board of directors of Surgery Partners, Inc., the parent company of Great Falls Clinic, which will serve as Privia Health’s anchor practice in the State of Montana.

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GOVERNANCE MATTERS

Board Leadership Structure

The Company’s current board leadership structure consists of a Chief Executive Officer and an independent Chair of the Board. The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chief Executive Officer and Chair in any way that is in the best interests of the Company at a given point in time. The Board may make a determination as to the appropriateness of its current policies in connection with the recruitment and succession of the Chief Executive Officer and/or the Chair. The Board will continue to exercise its judgment on an ongoing basis to determine the optimal board leadership structure that the Board believes will provide effective leadership, oversight and direction, while optimizing the functioning of both the Board and management and facilitating effective communication between the two.

The Board believes that, under the Company’s present circumstances, its current leadership structure, in which the roles of Chief Executive Officer and Chair are separated, best serves the Board’s ability to carry out its roles and responsibilities on behalf of the Company’s stockholders, including its oversight of management, and the Company’s overall corporate governance. The Board also believes that the current structure allows our Chief Executive Officer to focus on managing the Company, while leveraging our independent Chair’s experience to drive accountability at the board level.

Board Committees

	Independent Director	Audit Committee	Compensation Committee	Compliance Committee	Nominating and Governance Committee
Jeff Bernstein	I		C		C
Jeff Butler
Nancy Cocozza	I
David King	I
Patricia Maryland	I			C
Thomas McCarthy	I	C
Shawn Morris
Jaewon Ryu, MD	I
Will Sherrill	I
Bill Sulivan	I
		I = Independent Director	C = Chair	= Member	= Chair of the Board

Audit Committee

The members of our Audit Committee are Nancy Cocozza, Thomas McCarthy and Bill Sullivan. Nancy Cocozza replaced Will Sherrill on the Audit Committee on April 1, 2022. Thomas McCarthy is the Chair of our Audit Committee. All members of the Audit Committee meet the independence standards of Nasdaq and the SEC, including the heightened independence standards for members of an audit committee, as well as the financial literacy requirements of Nasdaq. In addition, our Board has determined that each of Thomas McCarthy and Nancy Cocozza is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This designation does not impose on such director any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board. Our Audit Committee is directly responsible for, among other things:

•	selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;

•	ensuring the independence of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;

•	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•	considering the adequacy of our internal controls and internal audit function;

•	reviewing material related party transactions or those that require disclosure; and

•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

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GOVERNANCE MATTERS

Our Audit Committee held four meetings during fiscal year 2021.

The written charter of our Audit Committee is available at our investor relations website at ir.priviahealth.com. Our website is not part of this proxy statement.

Compensation Committee

The members of our Compensation Committee are Jeff Bernstein, David King and Will Sherrill. Jeff Bernstein is the Chair of our Compensation Committee. Each member of the Compensation Committee qualifies as an independent director under Nasdaq’s heightened independence standards for members of a Compensation Committee. Our Compensation Committee is responsible for, among other things:

•	reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;

•	reviewing and recommending to our Board the compensation of our directors;

•	administering our stock and equity incentive plans;

•	reviewing and approving, or making recommendations to our Board with respect to, incentive compensation and equity plans; and

•	reviewing our overall compensation philosophy.

Our Compensation Committee held five meetings during fiscal year 2021.

The Compensation Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Prior to the IPO, we engaged Pearl Meyer Partners, a compensation consulting firm, to provide advice on executive and director compensation. Since September 2021, the Compensation Committee has engaged Korn Ferry, a compensation consulting firm, to assist in determining and structuring the compensation provided to our executive officers and non-employee directors. Korn Ferry reports directly to the Compensation Committee. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Korn Ferry and has determined that Korn Ferry’s work does not raise a conflict of interest.

The written charter of our Compensation Committee is available at our investor relations website at ir.priviahealth.com. Our website is not part of this proxy statement.

Compensation Committee Interlocks and Insider Participation

None of our executive officers has served as a member of a Compensation Committee (or if no committee performs that function, the board of directors) of any other entity that has an executive officer serving as a member of our Board.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Jeff Bernstein, David King and Will Sherrill. Jeff Bernstein is the Chair of our Nominating and Corporate Governance Committee. Each member of the Nominating and Corporate Governance Committee qualifies as an independent director under the Nasdaq rules. Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying and recommending candidates for membership on our Board;

•	reviewing and recommending our corporate governance guidelines and policies;

•	reviewing proposed waivers of the code of conduct for directors and executive officers;

•	overseeing the process of evaluating the performance of our Board; and

•	assisting our Board on corporate governance matters.

Our Nominating and Corporate Governance Committee held three meetings during fiscal year 2021.

The written charter of our Nominating and Corporate Governance Committee is available at our investor relations website at ir.priviahealth.com. Our website is not part of this proxy statement.

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GOVERNANCE MATTERS

Compliance Committee

The members of our Compliance Committee are Patricia Maryland, Jeff Butler and Jaewon Ryu, MD. Patricia Maryland is the Chair of our Compliance Committee. Our Compliance Committee is responsible for, among other things:

•	identifying, reviewing and analyzing laws and regulations applicable to the Company;

•	recommending to the Board, and monitoring the implementation of, compliance programs, policies and procedures that comply with local, state and federal laws, regulations and guidelines;

•	reviewing significant compliance risk areas identified by management;

•	discussing periodically with management the adequacy and effectiveness of policies and procedures to assess, monitor, and manage non-financial compliance business risk and compliance programs;

•	monitoring compliance with, authorizing waivers of, investigating alleged breaches of and enforcing the Company’s non-financial compliance programs; and

•	reviewing Company procedures for the receipt, retention and treatment of complaints received regarding non-financial compliance matters.

Our Compliance Committee held three meetings during fiscal year 2021.

Identifying and Evaluating Director Nominees

Our Nominating and Corporate Governance Committee is responsible for identifying, reviewing, evaluating and recommending candidates for nomination to our Board, including candidates to fill any vacancies that may occur. Our Nominating and Corporate Governance Committee assesses the qualifications of candidates in light of the policies and principles in our corporate governance guidelines and may also engage third party search firms to identify director candidates. The Nominating and Corporate Governance Committee may conduct interviews, detailed questionnaires and comprehensive background checks or use any other means that it deems appropriate to gather information to evaluate potential candidates. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates to the Board for approval as director nominees for election to the Board.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director, such as professional search firms and the relationships of current directors. In the case of a search firm, the Nominating and Corporate Governance Committee will pay a fee for such a firm to assist it in the recruitment and identification of potential candidates for the Board. The Nominating and Corporate Governance Committee generally provides the search firm with guidance as to the qualifications, qualities and skills that the Nominating and Corporate Governance Committee is seeking in potential candidates, and the search firm identifies candidates for the Nominating and Corporate Governance Committee’s consideration. Ms. Cocozza and Dr. Ryu, nominees for election at the Annual Meeting, were elected to the Board in 2021 and 2022, respectively, and initially recommended to the Nominating and Corporate Governance Committee by a search firm that also presented several other candidates for consideration.

Director Qualifications

The Nominating and Corporate Governance Committee, in recommending director candidates for election to the Board, will consider candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to understand the industry of the Company. In evaluating director candidates, the Nominating and Corporate Governance Committee and the Board may also consider the following criteria as well as any other factor that they deem to be relevant: (i) possessing relevant expertise upon which to be able to offer advice and guidance to management; (ii) having sufficient time to devote to the affairs of the Company; (iii) demonstrated excellence in his or her field; (iv) having the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly held company; (vi) having a diverse personal background, perspective and experience; and (vii) having the commitment to rigorously represent the long-term interests of the Company’s stockholders.

The Nominating and Corporate Governance Committee considers not only an individual’s qualities, performance and professional responsibilities, but also the composition of the Board and the challenges and needs of the Board at that time. Although our Board does not maintain a specific policy with respect to board diversity, our Board values diversity as a factor in selecting nominees. Our Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences and may consider factors including gender, racial diversity, age, skills, and such other factors as it deems appropriate to maintain an appropriate balance of knowledge, experience and capability. In the case of incumbent directors our Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, our Nominating and Corporate Governance Committee also determines whether the nominee is independent for purposes of Nasdaq listing rules.

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GOVERNANCE MATTERS

Board Skills Matrix

The table below summarizes certain of the key experiences, qualifications, skills, and attributes that our director nominees bring to the Board to enable effective oversight. This table is intended to provide a summary of our director nominees’ qualifications and is not a complete list of each director nominee’s strengths or contributions to the Board. Additional details on each director nominee’s experiences, qualifications, skills, and attributes are set forth in their biographies.

Privia Health Group, Inc. Board Skills Matrix
	Jeff Bernstein	Jeff Butler	Nancy Cocozza	David King	Thomas McCarthy	Patricia Maryland	Shawn Morris	Jaewon Ryu, MD	Will Sherrill	Bill Sullivan
Leadership		X	X	X	X	X	X	X		X
Public Company Executive/Board Experience			X	X	X	X
Healthcare Industry	X	X	X	X	X	X	X	X	X	X
Value-Based Care, Government Programs			X		X	X	X	X		X
Medical Professional								X
Finance, Accounting, Capital Markets	X		X		X		X		X	X
Human Capital, Executive Compensation				X		X		X
Strategic Planning, Bus. Development, M&A	X	X	X	X	X	X		X	X	X
Consumer, Marketing, Digital		X
Government & Regulatory			X	X				X
Legal, Compliance, Risk Management			X	X	X	X	X	X
Corporate Governance, Responsibility	X			X	X	X			X	X

Board Diversity Matrix

The Nominating and Corporate Governance Committee is committed to continuing to identify and recruit highly qualified director candidates with diverse experiences, perspectives, and backgrounds to join our Board. The table below provides certain information regarding the composition of our Board. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f) and related instructions.

Total Number of Directors:	10

Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose
Directors	2	7		1

Part II: Demographic Background
African American or Black	1
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	6
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background	1

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GOVERNANCE MATTERS

Stockholder Recommendations for the Board

Stockholders may submit recommendations for director candidates to the Nominating and Corporate Governance Committee by sending the individual’s name and qualifications to Privia Health Group, Inc., 950 N. Glebe Rd., Suite 700 Arlington, VA 22203, Attention: General Counsel, who will forward all recommendations to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

To make a nomination for the 2023 annual meeting of stockholders, please refer to the timing requirements specified in the section of this Proxy Statement entitled “Other Matters – Stockholder Proposals.”

Code of Conduct

Our Board adopted a code of conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. Our code of conduct constitutes a “code of ethics” as defined by Item 406(b) of Regulation S-K. The full text of our code of conduct is posted on the investor relations section of our website. We intend to disclose future amendments to our code of conduct, or any waivers of such code, on our website or in public filings.

Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while our Board, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our Board is responsible for risk oversight. Our Board believes that it is essential for effective risk management and oversight that there be open communication between management and our Board. Our Board meets with our Chief Executive Officer and President and Chief Operating Officer and other members of the senior management team at quarterly meetings of our Board, where, among other topics, they discuss strategy and risks facing the Company, as well as at such other times as they deem appropriate.

Our Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting, disclosure controls and procedures, and legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Audit Committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our Audit Committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our Compensation Committee assesses risks created by the incentives inherent in our compensation policies. Our Nominating and Corporate Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our Compliance Committee reviews on a regular basis significant risk exposure or potential compliance violations, and is responsible for reviewing risks related to any alleged violations of the code of conduct. Our full Board also reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.

Executive Sessions

The independent members of the Board meet in regularly scheduled executive sessions. Such meetings are presided over by the Chair of the Board.

Attendance by Members of the Board at Meetings

There were 8 meetings of the Board during the year ended December 31, 2021. During the year ended December 31, 2021, each incumbent director attended more than 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which such director was on the Board.

Under our Corporate Governance Guidelines, which is available on our website at ir.priviahealth.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to prepare for and attend Board meetings and meetings of committees on which such director serves. Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that directors will attend absent compelling circumstances. We completed our IPO in April 2021 and did not hold an annual meeting of stockholders that year.

Stock Ownership Guidelines for Directors

The Board established stock ownership guidelines for our non-employee directors to encourage them to maintain a meaningful ownership stake in the Company in order to ensure alignment with the stockholders that they represent and further promote the Company’s commitment to sound corporate governance. Each non-employee director is expected to own Privia Health common stock equal in value to at least five times his or her annual cash Board retainer fee (excluding any additional fees paid to directors in

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GOVERNANCE MATTERS

specific leadership roles or for committee membership). For purposes of meeting these requirements, ownership includes not only shares owned directly by the director, but also restricted stock units and restricted stock awarded under our long-term incentive equity plans. Compliance with the ownership level is expected to occur by the fifth anniversary of a director’s initial election to the Board. All of the Company’s directors are in compliance with the stock ownership guidelines (either because they fulfill the ownership requirements or remain within the five-year period for fulfilling the ownership requirements).

Anti-Hedging Policy

Our Board has adopted a Statement of Policy Concerning Trading in Company Securities. Pursuant to this policy, employees, officers and directors are prohibited from engaging in any derivative transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s equity securities. Directors, officers and employees are also prohibited from shorting the Company’s stock.

Communications From Stockholders

Stockholders and other interested parties may contact an individual director, the Chair of the Board, the Board as a group or a specified Board committee or group, including the non-management directors as a group, by writing to the following address: c/o Corporate Secretary, Privia Health Group, Inc., 950 N. Glebe Rd., Suite 700, Arlington, VA 22203. Each communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. We will initially receive and process communications before forwarding them to the addressee. We may also refer communications to other departments at the Company. We generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic or requests general information regarding the Company.

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DIRECTOR COMPENSATION

All non-employee directors who are not employed by our Lead Sponsors receive an annual retainer of $70,000. In addition, the Chair of the Board receives an annual fee of $25,000, the Chair of the Audit Committee receives an annual fee of $25,000 and the Chair of the Compliance Committee receives an annual fee of $12,500. In addition the Board has authorized the Chair of the Compensation Committee to receive an annual fee of $15,000 and the Chair of the Nominating and Corporate Governance Committee to receive an annual fee of $12,500; provided, however any chair employed by one of our Lead Sponsors does not receive any compensation from us for their service as chair of their respective committee. Each non-employee director also receives an annual grant of restricted stock units under our long-term incentive plan covering an amount of shares of the Company’s common stock equal to $175,000 divided by the 30 day trailing average stock price of the Company’s common stock the date of grant.

Non-Employee Director Compensation Table

The following table provides information regarding the total compensation that was earned by or paid to each of our non-employee directors during the year ended December 31, 2021. Mr. Morris, our Chief Executive Officer and President, is also on our Board, but did not receive any additional compensation for his service as a director. Mr. Morris’s compensation as a named executive officer of the Company is presented in “Executive Compensation”. Jeff Bernstein and Will Sherrill are employees of our Lead Sponsors and did not receive any compensation from us for their service as directors.

Name	Fees Earned or Paid in Cash	Stock Awards	Total
Jeff Bernstein	$—	$—	$—
Jeff Butler(1)	46,667	175,007	221,674
David King(2)	80,000	175,007	255,007
Thomas McCarthy(3)	63,383	175,007	238,390
Will Sherrill	—	—	—
Bill Sullivan(4)(5)	142,408	175,007	317,415
Patricia Maryland(6)	46,667	175,007	221,674
Jaewon Ryu, MD(7)	35,000	174,995	209,995
(1)	At December 31, 2021, Mr. Butler held 7,609 RSU awards.

(2)	At December 31, 2021, Mr. King held 7,609 RSU awards.

(3)	At December 31, 2021, Mr. McCarthy held 7,609 RSU awards.

(4)	At December 31, 2021, Mr. Sullivan held 7,609 RSU awards.

(5)	Mr. Sullivan’s compensation includes fees earned or paid during the first quarter of 2021.

(6)	At December 31, 2021, Ms. Maryland held 7,609 RSU awards.

(7)	At December 31, 2021, Dr. Ryu held 3,944 RSU awards.

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PROPOSAL NO.2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed PricewaterhouseCoopers LLP, or PwC, an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2022. During our fiscal year ended December 31, 2021, PwC served as our independent registered public accounting firm.

Notwithstanding the appointment of PwC, and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our Company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Our Audit Committee is submitting the appointment of PwC to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of PwC will be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

If our stockholders do not ratify the appointment of PwC, our Board may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to our Company by PwC for our fiscal years ended December 31, 2021 and 2020:

(In Thousands)	2021	2020
Audit Fees(1)	$2,550	$770
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$2,550	$770
(1)

Audit Fees consist of fees billed for professional services by PwC for the audit of our annual consolidated financial statements and the review of our registration statement on Form S-1 for our initial public offering and related services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years. Fees for fiscal year 2021 also consisted of fees related to SEC registration statements and other filings, comfort letters and consents, and adoption of accounting pronouncements.

Auditor Independence

In our fiscal year ended December 31, 2021, there were no other professional services provided by PwC, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of PwC.

Pre-Approval Policies and Procedures

The Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the Audit Committee.

The Audit Committee at least annually reviews and provides general pre-approval for the services that may be provided by the independent registered public accounting firm; the term of the general pre-approval is 12 months from the date of approval, unless the Audit Committee specifically provides for a different period. If the Audit Committee has not provided general pre-approval, then the type of service requires specific pre-approval by the Audit Committee.

The Audit Committee may delegate pre-approval authority to one or more Audit Committee members so long as any such pre-approval decisions are presented to the full Audit Committee at its next scheduled meeting. The annual audit services, engagement terms, and fees are subject to the specific pre-approval of the Audit Committee. All services performed and related fees billed by PwC during fiscal year 2021 and 2020 were pre-approved by the Audit Committee pursuant to regulations of the SEC.

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PROPOSAL NO.2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vote Required

The ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the votes cast at the meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors recommends a vote “FOR” The Ratification of The Appointment of PwC As Our Independent Registered Public Accounting Firm.

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REPORT OF THE AUDIT COMMITTEE

The information contained in this Report of the Audit Committee shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).

The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2021 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from and discussed with the Company’s independent registered public accounting firm the matters that they are required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by applicable requirements of the PCAOB describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Thomas McCarthy (Chair)

Bill Sullivan

Will Sherrill

March 16, 2022

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CORPORATE RESPONSIBILITY AND SUSTAINABILITY

Our Commitment to Corporate Responsibility and Sustainability

At Privia Health, we are dedicated to operating responsibly and sustainably as a key part of our corporate mission and business strategy. We believe doing so creates long-term value for our business, our stockholders and society. In 2020 and 2021, we made significant progress towards the execution of our corporate responsibility programs and sustainability practices. Our initiatives, progress and ongoing commitments are summarized below, categorized into five key tenets that are important to our business: Operate with Integrity; Put People First; Contribute Positively to Our Communities; Support Robust Corporate Governance; and, Sustain Sound Environmental Stewardship. Additional information on our corporate responsibility and sustainability initiatives can be found on our website at www.priviahealth.com/esg.

Operate with Integrity

At Privia Health, our mission is to transform healthcare—enabling doctors and their care teams to focus on keeping people healthy. Each day, patients, families, and communities trust that we will deliver on our mission through ethical, honest, and compliant business operations.

HIPAA Privacy and Security

Privia Health is committed to maintaining the privacy and security of our patients’ protected health information (“PHI”). We take steps to comply with the Health Insurance Portability and Accountability Act of 1996, as amended (HIPAA), including: (i) providing patients with our Notice of Privacy Practices, (ii) implementing physical, technical and administrative safeguards designed to protect our patients’ PHI; (iii) conducting HIPAA-related training for our workforce; and (iv) providing notifications in the event of a breach of PHI. We also take steps to provide our patients with prompt access to their health-related information as required by HIPAA and the Information Blocking Rule.

Corporate Privacy and Security

Privia Health has a dedicated team of professionals who focus on developing and deploying security controls that are designed to protect confidential and proprietary information, including our algorithms, source and object code, designs, and business processes.

We manage access to Privia systems and data based on employee roles, responsibilities and job functions. Any employees with access to our systems must first complete a mandatory privacy and security training program and refresh training annually thereafter.

We enter into confidentiality and nondisclosure agreements with our employees, consultants, customers and vendors who may receive or access confidential or proprietary information. We have a system of core security measures that are designed to help protect our computer systems from cybersecurity attacks and security incidents, including:

•	Clustered and multi-layer firewalls;

•	Intrusion detection systems;

•	Vulnerability assessments;

•	Threat intelligence;

•	Content filtering;

•	Endpoint security (including anti-malware and detection response capabilities);

•	Email security mechanisms;

•	Access control mechanisms; and

•	Encryption techniques for data at rest and in transit.

We take a cloud-forward approach to service delivery, preferably relying on trusted Tier 1 providers to safeguard our sensitive and confidential data. As part of our annual security risk assessment, we review our software and technology partners’ Service Organization Control 1 (SOC1) and SOC2 reports to assist in validating their compliance with our security requirements. We also contractually require that all service providers and business associates only store data within the boundaries of the United States.

Our primary data center and cloud service providers are required to maintain certification for the Health Information Trust Alliance (HITRUST) Common Security Framework (CSF) as well as other accredited programs.

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CORPORATE RESPONSIBILITY AND SUSTAINABILITY

Put People First

The Company’s Nominating and Corporate Governance Committee assists the Board in its oversight of human capital management, including corporate culture, diversity and inclusion, recruiting, retention, attrition, talent management, career development and progression, succession, and employee relations.

One of our strategic corporate goals is to grow and develop our diverse workforce. To that end, we have established ongoing leadership development and retention programs intended to support employees in their career progression, including:

•	Emerging Leaders Program: managers nominate individuals they believe are emerging as leaders who are provided with training to help them excel in their current roles and be prepared to lead others;

•

Manager Onboarding: this course is designed for individuals who are new to people management or just new to managing at Privia Health. Through a dynamic training program, we establish clear expectations for our managers as we expect all employees to have an engaging equitable employment experience;

•

Ad Hoc Training: Our Learning and Enablement team is continually developing training sessions so that our workforce has the knowledge and skills they need to thrive in their roles and meet their own career development goals. We also deploy robust compliance training at hire and annually for both Privia Health and care center employees;

•

Brown Bag Training Sessions: We host virtual brown bag training sessions throughout the year for employees and their families and friends to learn about topics ranging from investment planning to stress management. In 2021, we hosted 17 brown bag sessions; and

•

Individual coaching: Every year we select members of the management and leadership teams to participate in coaching and skills training so our leaders maximize opportunities to engage and motivate our workforce.

At Privia Health, we value all of our employees and the exceptional talent they bring to our organization, in order to support our physicians, providers, care center staff, and patients. We have controls in place to ensure hiring and promotion practices are free from discrimination and provide an equal employment opportunity to everyone. We recognize that we are better able to meet the needs of our customers when our workforce represents the diverse and varied populations we serve.

In an effort to address a wide variety of the themes associated with Diversity, Equity and Inclusion (DEI), in 2020 our DEI Steering Committee established the following priorities:

•	Diversify Recruitment—Increase the multi-dimensional diversity of Privia Health staff through targeted and aggressive recruitment strategies.

•

Retention through Strategic Initiatives—Leverage strategic programs to create an environment in which all Privia staff are welcomed and supported, and differing perspectives and contributions are sought out and valued.

•	Foster a Culture of Accountability—Reflect Privia’s commitment to diversity by establishing a culture of accountability and collaboration around diversity initiatives, practices, and policies.

•	Alignment with Business Goals—Build a robust, integrated customer and supplier diversity program within our Company.

•	Serve Our Communities—Cultivate and support a medical group that addresses the unique healthcare needs within each community we serve.

Our DEI Steering Committee is overseen by the Company’s Senior Vice President of People Operations, and is composed of a group of individuals representing diverse work groups across the organization who are familiar with existing resources and the effort needed to make progress with these initiatives.

Employee Resource Groups

In 2019, we launched a program to support employee-led Employee Resource Groups (ERGs). ERGs serve to unite people with diverse backgrounds around a common passion, interest, or experience. Today, Privia Health offers the following ERGs:

•

BIPOC Alliance: This ERG promotes a safe space for Privians who identify as Black, Indigenous, or a Person of Color, and their allies to network and support each other in the workplace, and make a positive impact in the communities we serve.

•	Early Career Network: For employees who are early in their careers and wish to be mentored by a more seasoned team member.

•

Genders and Sexualities Alliance: For employees who identify as LGBTQI+ and their allies to provide support for the unique challenges members of the LGBTQI+ community face in the workplace and within their communities.

•

Parents@Privia: For employees who are either current parents or caregivers, soon-to-be parents or caregivers, or simply want to support employees who are parents or caregivers given the unique needs of parents, particularly during the COVID-19 Pandemic.

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CORPORATE RESPONSIBILITY AND SUSTAINABILITY

•

Veterans@Privia: For employees who have served in the armed forces, their spouses, family members, or anyone who would like to provide support and resources for current or former armed forces service members and enhance recruitment of candidates with military experience.

•	Women In Leadership: For employees who identify as women and their allies to address historical gender bias and provide support in achieving personal and professional goals.

Commitment to Equal Opportunity and Diversity

Our mission is to develop and retain the best and brightest talent from diverse backgrounds, and we strive for transparency and accountability to remove barriers so that each and every employee can bring their full self to work. We regularly scrutinize our job descriptions, education and experience requirements, and physical demands to ensure we are not creating any unnecessary barriers for qualified applicants. Annually, the People Operations team reviews and enhances our policies, processes, and benefits to address a variety of opportunities including, but not limited to, universal parental leave, transgender workplace transition guidance and a gender-neutral dress code.

In order to foster a culture of inclusion, Privia is focused on strategic objectives, including:

•	Diversity: We champion and seek to continually improve the representation of all members of the populations we serve within our workforce;

•	Equity: We provide all of our employees with the tools, resources, and accommodations they need to be successful; and

•	Inclusion: We have cultivated an inclusive work environment that encourages creativity and innovation.

One of our corporate strategic goals is to support and grow our diverse culture, delivering resources and opportunities that enable our employees to achieve their goals. Through purpose-built workgroups, we have developed processes and policies to promote equitable treatment during the recruitment and selection process as well as equitable opportunities for career development and advancement. Additionally, the People Operations team partners with Employee Resource Groups to evaluate our handbook policies and employee benefits to better serve our diverse population.

The responses to exit interviews, onboarding surveys, ongoing feedback, and the annual engagement survey drive the areas of focus and programming to address opportunities. On a quarterly basis, we review the following 12-month trends: total population headcount, hires, terms, promotions, management representation, and leadership representation. We use these trend lines to monitor the impact of our efforts.

Contribute Positively to Our Communities

At Privia Health, we encourage and actively support our employees who want to have a meaningful and positive impact on their communities and charitable causes by giving their time, talents and money. In addition to coordinated fundraising and hands-on activities, we also offer one day of paid time off for volunteer activities.

In 2021, the Company supported various charitable organizations throughout the year, focused on heart health (American Heart Association), food disparities across our geographies, and holiday donations for underserved communities.

Privia employees also fundraise for each other in times of need. In August 2017, we established the Privia Employee Disaster Relief Fund. Should a disaster occur that impacts employees in any of our geographies, the relief fund is reopened and employees are able to donate to support their colleagues who applied for help. This fund was recently opened during the height of the 2020 COVID-19 pandemic for employees who needed help with basic necessities and in March 2021 for Texas employees who were financially impacted by winter storms.

In an effort to make a greater impact, we will be focusing corporate charitable giving on healthcare organizations and those that benefit historically underserved and underrepresented communities nationally. For 2022, we have chosen four national organizations to build relationships with and support throughout the year, including: The American Heart Association; The Health Equity Initiative; The Alzheimer’s Association; and Feeding America.

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CORPORATE RESPONSIBILITY AND SUSTAINABILITY

Support Robust Corporate Governance

At Privia Health, our mission is to transform healthcare—enabling doctors and their teams to focus on keeping people healthy. Each day, patients, families, and communities trust that we will deliver on our mission through ethical, honest, and compliant business operations.

Our Company and care center employees play a vital role in our organization, and our Code of Conduct, Privacy and Security processes and policies reflect our values and apply to every employee, regardless of our job titles.

As stated previously, Privia Health is committed to maintaining the privacy of our patients’ protected health information and other sensitive or confidential information. We have comprehensive training programs, as well as physical, technical and administrative controls in place to protect the privacy and confidentiality of PHI and other sensitive or confidential information.

You can access our Privacy and Compliance policies on our corporate website at www.priviahealth.com/privacy-and-compliance.

Our Board has adopted Corporate Governance Guidelines that govern the operations of the Board and its committees and address matters such as director responsibilities and qualifications, committee membership and structure, board composition and structure, director compensation, communications with outside parties and the annual self-evaluation of the Board and its standing committees. Our Corporate Governance Guidelines form an important and flexible framework for the Board’s corporate governance practices and guide the Board in the execution of its responsibilities.

Sustain Sound Environmental Stewardship

Our Purchasing Department ensures discounted pricing is offered to care centers from vendors who prioritize the well-being of the environment in their operations. This includes vendors offering medical supplies and equipment, waste management services, PPE recycling services, paper shredding services and laundry services.

Where possible, our Purchasing Department reviews the frequency of orders being placed by care centers for their medical supplies, and encourages care centers with a high frequency of orders to consolidate orders in an effort to cut down on fuel expended during delivery.

In addition, beginning in 2022 we will begin to conduct a review of the vendors to understand how they actively demonstrate environmental well-being as a priority in their operations. Our Purchasing Department will also work with vendors to ensure information is shared with care centers around the utility of “greener” products and services.

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EXECUTIVE OFFICERS

The following table sets forth information regarding the executive officers of Privia Health Group, Inc. as of March 25, 2022:

Name	Age	Position
Shawn Morris	58	Chief Executive Officer
Parth Mehrotra	43	President and Chief Operating Officer
Thomas Bartrum	54	Executive Vice President and General Counsel
David Mountcastle	52	Executive Vice President and Chief Financial Officer

The experience of our executive officers who are not directors is described below. The experience of Mr. Morris is set forth above under “PROPOSAL NO. 1—ELECTION OF DIRECTORS—Nominees for Director.”

Parth Mehrotra  has served as our President and Chief Operating Officer since 2018. Prior to his role at Privia Health, Mr. Mehrotra was the Chief Operating Officer of Brighton Health Group Holdings, LLC from 2016 to 2018, the parent company of Privia Health. Prior to 2016, Mr. Mehrotra held a senior finance role at athenahealth Inc., and also worked in the healthcare investment banking group at Goldman Sachs and Co. and as a management consultant at Accenture. Mr. Mehrotra received an M.B.A. from Northwestern University’s Kellogg School of Management and a B.A. in Economics from St. Stephen’s College, University of Delhi.

Thomas Bartrum  has served as our Executive Vice President and General Counsel since 2015. Prior to his role at Privia Health, Mr. Bartrum was a Partner at Baker, Donelson, Bearman, Caldwell and Berkowitz P.C., where his practice focused on healthcare regulatory matters, including the representation of Privia Health as outside counsel, helping the company develop its legal and strategic framework. Mr. Bartrum received a J.D. from the University of Kentucky, an M.Jur. in Health Law from Loyola University and a B.A. in Chemistry from Bellarmine University. Mr. Bartrum is also the founding co-chair of the American Health Lawyers’ Association’s ACO Task Force.

David Mountcastle  served as our Chief Financial Officer from 2014 through January 2022 and resumed this office as of March 2022. Prior to his role at Privia Health, Mr. Mountcastle was the Chief Financial Officer at Brainware Inc., held multiple senior finance roles at iDirect, Inc., was a regional Chief Financial Officer for Coventry and held multiple senior regional finance roles with United Healthcare. Mr. Mountcastle started his career with Ernst & Young in their Entrepreneurial Services Division. Mr. Mountcastle received an M.B.A. with dual concentration in Finance and Information Systems from Virginia Commonwealth University and a BBA in Accounting Information Systems from James Madison University. Mr. Mountcastle has been a CPA since 1992.

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EXECUTIVE COMPENSATION

Overview

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we have reduced disclosure obligations regarding executive compensation compared to companies that are not emerging growth companies. Under the JOBS Act, we will remain an emerging growth company for the first five fiscal years from our initial public offering, unless (a) we have total annual gross revenues of $1.07 billion or more, (b) we issue more than $1 billion in non-convertible debt over a three-year period, or (c) we are deemed to be a “large accelerated filer” under the Exchange Act.

Summary Compensation Table

The following table sets forth information concerning the compensation paid to our principal executive officer and our two other most highly compensated executive officers during our fiscal year ended December 31, 2021 (collectively referred to as our “named executive officers,” or “NEOs”).

2021 SUMMARY COMPENSATION TABLE

		Salary	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)
Shawn Morris	2021	$600,000	$2,799,997	$99,374,735	$850,000	$9,533	$103,634,265
Chief Executive Officer	2020	$500,000	$—	$—	$921,252	$12,512	$1,433,764
Parth Mehrotra	2021	$475,000	$2,239,993	$48,550,675	$725,000	$9,386	$52,000,054
President and Chief Operating Officer	2020	$412,000	$—	$45,160	$885,512	$12,512	$1,355,184
Thomas Bartrum	2021	$300,000	$629,993	$8,726,034	$225,000	$11,600	$9,892,627
Executive Vice President and General Counsel	2020	$300,000	$—	$7,667	$295,000	$12,512	$615,179
(1)

The amounts reported in this column represent the aggregate grant date fair value of restricted stock units granted to our NEOs during 2021, as calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the RSU awards are described in Note 10 to our consolidated financial statements in the Annual Report on Form 10-K.

(2)

The amounts reported in this column represent the aggregate grant date fair value of options granted to our NEOs during 2021 and 2020, as calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the option awards are described in Note 10 to our consolidated financial statements in the Annual Report form 10-K. In addition, the amounts reported in this column include the incremental fair value of our modified options for each of our NEOs in 2021 as follows:

Name and Principal Position	Year	Incremental Fair Value of Modified Option Awards(a)
Shawn Morris	2021	$94,174,738
Chief Executive Officer
Parth Mehrotra	2021	$44,390,676
President and Chief Operating Officer
Thomas Bartrum	2021	$7,556,039
Executive Vice President and General Counsel
(a)

In connection with the IPO, the Board of Directors made modifications to equity awards that were issued to our NEOs under the 2018 Second Amended and Restated PH Group Parent Corp. Stock Option Plan (the “2018 Plan”) prior to the IPO. The amount shown represents the incremental fair value, computed as of the modification date in accordance with FASB ASC Topic 718, of the modified awards. The incremental fair value of our equity awards is required to be reported in our Summary Compensation Table; however, the amounts shown do not represent new awards made to, or payments actually received by, our NEOs during 2021. Refer to “—Equity Incentive Compensation” for a description of the modifications.

(3)	Represents annual bonuses earned by our NEOs in respect of 2021 and 2020 (paid in March 2022 and 2021, respectively), as discussed below under “2021 Annual Performance Bonuses.”

(4)	The amounts in this column represent the Company’s contributions to the Company’s 401(k) plan on behalf of each of the NEOs.

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EXECUTIVE COMPENSATION

Narrative to the Summary Compensation Table

The primary elements of compensation for our NEOs are base salary, annual performance bonuses and equity-based compensation awards. The NEOs also participate in employee benefit plans and programs that we offer to our other full-time employees on the same basis.

2021 Annual Performance Bonuses

We maintain an annual performance-based cash bonus program in which each of our named executive officers participated in 2021. Each named executive officer’s target bonus is expressed as a percentage of base salary, and 50% of bonus payouts are calculated based on corporate scorecard achievement, and 50% on individual scorecard achievement. Payment of the annual performance-based bonus is subject to the NEO’s continued employment with us on the date such bonuses are paid.

Our Compensation Committee, based upon the recommendation of our Chief Executive Officer, establishes company performance goals each year and, at the completion of the year, determines actual bonus payouts after assessing company and individual performance against these goals.

The 2021 annual bonuses were targeted at the following percentages of each NEO’s annual base salary: Mr. Morris: 100%; Mr. Mehrotra: 100%; and Mr. Bartrum: 50%.

Employment Agreements

We have entered into employment agreements with our NEOs, the terms of which are summarized below.

Employment Agreement with Shawn Morris

On April 13, 2018, we entered into an employment agreement with Shawn Morris, our Chief Executive Officer (the “Morris Agreement”). The Morris Agreement provides for a three-year term, with automatic annual renewals unless either party provides at least 90 days’ notice of non-renewal, and may be terminated at any time by us, or by Mr. Morris upon 30 days’ notice. The Morris Agreement provides that Mr. Morris is entitled to a base salary of not less than $500,000 and an annual performance bonus target of 100% of base salary. Mr. Morris is also eligible to participate in our benefit plans as offered to our similarly situated executives. In addition, pursuant to the Morris Agreement, Mr. Morris received equity grants under the 2018 Second Amended and Restated PH Group Parent Corp. Stock Option Plan (the “2018 Plan”).

In the event of a termination of Mr. Morris’s employment by (a) Privia without “cause”, (b) Mr. Morris at the end of a Renewal Term, or (c) Mr. Morris for “good reason” (each as defined in the Morris Agreement) (collectively, “Covered Terminations”), Mr. Morris will be eligible to receive: (i) 150% of the sum of (1) Mr. Morris’s base salary at the rate in effect on the date of termination and (2) the average of the annual bonuses paid or payable for the two calendar years immediately preceding the date of termination; (ii) continuation of COBRA premiums that exceed what Mr. Morris’ payments would have been for such coverage as an employee for a period of 18 months from the date of termination; and (iii) the post-termination Option rights as follows.

In the event of a Covered Termination, (x) an additional 25% of Mr. Morris’ unvested Options will vest and (y) the unvested Options remain outstanding, and if a Change in Control occurs within 12 months of Mr. Morris’ termination, the remaining unvested Options will become 100% vested. For the avoidance of doubt, the rights set forth in the preceding sentence only apply to Options granted pursuant to the 2018 Plan.

The post-termination rights set forth above are contingent on Mr. Morris’ execution and non-revocation of a release of claims within 60 days of the date of such termination.

Under the Morris Agreement, Mr. Morris has agreed not to compete with us during the term of his employment and for the 18-month period following termination of his employment. In addition, Mr. Morris has agreed not to solicit any of our clients, employees or consultants during that 18-month restricted period.

Employment Agreement with Parth Mehrotra

On January 1, 2018, we entered into an employment agreement with Parth Mehrotra, our President and Chief Operating Officer (the “Mehrotra Agreement”). Either party may terminate the agreement at any time upon 30 days’ written notice, or immediately in the event of a termination for cause by the company or for a resignation with good reason. The Mehrotra Agreement provides for an annual base salary of $475,000, annual performance bonus target of 100% of annual base salary. Mr. Mehrotra is also eligible to participate in our benefit plans as offered to our similarly situated.

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EXECUTIVE COMPENSATION

In the event that we terminate the Mehrotra Agreement without “cause”, or Mr. Mehrotra resigns for “good reason” (each as defined in the Mehrotra Agreement), subject to his execution and non-revocation of a release of claims within the 60 day period following the date of such termination of his employment, he will be eligible to receive (a) for a period of 15 months, a monthly severance amount equal to 1/12 of the sum of (i) his annual base salary and (ii) annual performance bonus at target for the year of termination, and (b) continued health benefits for 12 months.

Under the Mehrotra Agreement, Mr. Mehrotra has agreed not to compete with us during the term of his employment and for (i) the 24-month period following termination of his employment if such termination is by us for cause or by Mr. Mehrotra without good reason and (ii) the 12-month period following termination of his employment if such termination is by us without cause or by Mr. Mehrotra with good reason. In addition, Mr. Mehrotra has agreed not to solicit any of our clients, employees or consultants during the 24-month restricted period following the termination of his employment for any reason.

Employment Agreement with Thomas Bartrum

On February 25, 2019, we entered into an employment agreement with Thomas Bartrum, our Executive Vice President and General Counsel (as amended, the “Bartrum Agreement”). Either party may terminate the agreement at any time upon 30 days’ written notice, or immediately in the event of a termination for cause by the company or for a resignation with good reason. The Bartrum Agreement provides for an annual base salary of $315,000, annual performance bonus target of 50% of annual base salary. Mr. Bartrum is also eligible to participate in our benefit plans as offered to our similarly situated executives.

In the event that we terminate the Bartrum Agreement without “cause”, or Mr. Bartrum resigns for “good reason” (each as defined in the Bartrum Agreement), subject to his execution and non-revocation of a release of claims within the 60 day period following the date of such termination of his employment, he will be eligible to receive for a six month severance period (a) a monthly severance amount equal to his monthly base salary and (b) continued health benefits, with such severance period to be extended for up to six additional one-month periods until Mr. Bartrum obtains full-time, equivalent employment.

Under the Bartrum Agreement, Mr. Bartrum has agreed not to compete with us during the term of his employment and for the 12-month period following termination of his employment. In addition, Mr. Bartrum has agreed not to solicit any of our clients, employees or consultants during the 24-month restricted period following the termination of his employment for any reason.

Employment Agreement with David Mountcastle

On March 21, 2022 we entered into an employment agreement (the “Mountcastle Agreement”) with David Mountcastle, our Executive Vice President and Chief Finacial Officer. The Mountcastle Agreement provides for an annual base salary of $380,000 commencing on April 1, 2022 (the “Commencement Date”), subject to an annual adjustment of the base salary of up to 7.5% of the base annual salary for the first two years following the Commencement Date based upon the achievement of mutually agreed to metrics, and an annual performance bonus target of 70% of annual base salary, subject to an annual percentage increase of up to 10% per year based upon the achievement of mutually agreed to metrics until such time as Mr. Mountcastle’s annual cash bonus target is at 100% of annual base salary. Mr. Mountcastle is eligible for annual equity grants and compensation adjustments commensurate with the highest non-CEO level band, as determined by the Compensation Committee of the Board of Directors, starting in 2023.

Either party may terminate the Mountcastle Agreement at any time upon 30 days’ written notice, or immediately in the event of a termination for cause by the Company or for a resignation with good reason. In the event that the Company terminates the Mouncastle Agreement without “cause,” or Mr. Mountcastle resigns for “good reason,” subject to his execution and non-revocation of a release of claims within the 60 day period following the date of such termination of his employment, he will be eligible to receive a monthly severance amount equal to his monthly base salary and continued health benefits for a twelve (12) month severance period.

Under the Mouncastle Agreement, Mr. Mountcastle has agreed not to compete with the Company during the term of his employment and for the 12-month period following termination of his employment. In addition, Mr. Mountcastle has agreed not to solicit any of the Company’s clients, employees or consultants during the 24-month restricted period following the termination of his employment for any reason.

Other Elements of Compensation

Retirement Savings and Health and Welfare Benefits

We maintain a 401(k) plan for our employees (including our named executive officers), and other members of our Affiliated Service Group, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees.

All of our full-time employees, including our named executive officers, are eligible to participate in a broad array of customary health and welfare plans.

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EXECUTIVE COMPENSATION

Equity Incentive Compensation

Option Award Modification in connection with the IPO

Prior to our IPO, we granted stock options to our employees pursuant to the 2018 Plan. We granted stock options to our NEOs in each of 2018, 2019 and 2020. The majority of these options were performance-based options, the terms of which provided that the options would vest upon a change of control transaction in which our Lead Sponsors achieve a threshold return. Although the IPO did not qualify as a change of control transaction as defined by the terms of the performance-based options, because the Sponsors would have exceeded the investment return threshold in a hypothetical sale of Privia Health at the IPO price, our pre-IPO board of directors determined that it was appropriate to amend the vesting condition of the performance-based options and convert them to time-based options with 60% vested at the IPO, 20% scheduled to vest 12 months after the IPO and 20% scheduled to vest 18 months after the IPO. The executive officers who received the amended performance-based options agreed not to sell the shares of stock underlying such options as follows: shares underlying options that were modified to vest 60% at the IPO will not be eligible to be sold for one year after vesting, and shares underlying 20% of the options that vest at 12 months after IPO and shares underlying 20% of the options that vest at 18 months after IPO will not be eligible to be sold for six months after vesting.

The rest of the options granted to our NEOs in 2018, 2019 and 2020 were time-based options that were scheduled to vest in in equal annual installments on the first, second, third and fourth anniversaries of the grant date. In connection with the IPO, our pre-IPO board of directors accelerated by one year the vesting of any time-based option that was not 100% vested. In addition, the pre-IPO board of directors accelerated the time-based options held by our Chief Executive Officer by four months so that 100% of his time-based options vested upon consummation of the IPO.

The incremental fair value of all of the modified options is reported under the “Option Awards” column in the Summary Compensation Table for 2021 in accordance with FAS ASC Topic 718. The incremental fair value does not represent new awards made to, or payments actually received by, our NEOs during 2021, and was mostly attributable to the modification of the performance-based options.

In addition, at the time of the IPO, each of the NEOs received RSU and option awards under the 2021 Plan. At that time, the Board determined that, in light of the substantial realizable value of their modified option awards and new equity awards in connection with the IPO, Privia Health will not grant equity awards to our NEOs until 2023. The Compensation Committee anticipates that it will implement a long-term incentive program for our named executive officers starting in 2023.

2021 Omnibus Incentive Plan

In connection with the IPO, we adopted the Privia Health Group, Inc. 2021 Omnibus Incentive Plan (the “2021 Plan”). The 2021 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other cash-based or other stock-based awards. A total of 10,278,581 shares were initially authorized for issuance under the 2021 Plan. The Plan also allows for an automatic increase on the first day of each fiscal year following the effective date of the 2021 Plan by an amount equal to the lesser of (i) 5% of outstanding shares on December 31 of the immediately preceding fiscal year or (ii) such number of shares as determined by our Compensation Committee in its discretion.

In connection with the IPO, the Company issued 1,183,871 restricted stock units at the offering price and 3,683,217 options, with an exercise price equal to the offering price. The restricted stock units and options generally vest based on continued service at a rate of 25% each year, over the requisite service period, which is generally four years. The vesting schedules for the restricted stock units and stock options are described in more detail below under the “Outstanding Equity Awards as of December 31, 2021” table.

Employee Stock Purchase Plan

In connection with the IPO, we adopted the Privia Health Group, Inc. Employee Stock Purchase Plan (the “ESPP”). The ESPP is administered by our Compensation Committee unless another committee is designated by our Board (in either event, the “ESPP Committee”). The ESPP permits participating employees to purchase shares of our common stock through payroll deductions in an amount equal to at least 1%, but not more than 10% of the employee’s compensation, and in no event for more than 3,000 shares of common stock during any offering period. The purchase price of the shares of our common stock will be not less than 85% (or such greater percentage as designated by the ESPP Committee) of the fair market value of our common stock on the date of purchase. A total of 1,027,858 shares of common stock were initially authorized for issuance under the ESPP. The total number of shares available for purchase under the ESPP will increase on the first day of each fiscal year following the effective date of the ESPP in an amount equal to up to 1% of the shares authorized on the last day of the immediately preceding year as determined by the ESPP Committee in its discretion; provided that the maximum number of shares that may be issued under the ESPP in any event will be 10,278,581 shares, subject to adjustment in the event of a dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, spin-off, combination, repurchase, or exchange of common stock or other securities of us, or other similar event. As of December 31, 2021, the Company has not granted any purchase rights under the ESPP.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards as of December 31, 2021

The following table presents the outstanding equity incentive plan awards held by each named executive officer as of December 31, 2021:

			Option Awards				Stock Awards
Name	Grant Date		Numbers of Securities Underlying Unexercised Options (#) Exercisable	Numbers of Securities Underlying Unexercised Options (#) Unexercisable	Option Expiration Date	Option Exercise Price ($)	Number of RSUs That Have Not Vested(6)	Market Value of RSUs That Have Not Vested ($)(6)
Shawn Morris	8/28/18	(1)	2,841,771	1,167,732	8/27/33	$2.00
	8/28/18	(2)	918,670	612,447	8/27/33	$2.00
	4/29/21	(5)	—	546,851	4/28/31	$23.00	121,739	$3,149,388
Parth Mehrotra	8/28/18	(3)	1,020,127	424,630	8/27/33	$2.00
	8/28/18	(2)	183,734	122,489	8/27/33	$2.00
	12/4/19	(1)	362,260	195,066	12/3/34	$2.00
	12/4/19	(2)	116,266	77,511	12/3/34	$2.00
	9/8/20	(2)	104,216	69,478	9/7/35	$2.00
	4/29/21	(5)	—	437,481	4/28/31	$23.00	97,391	$2,519,505
Thomas Bartrum	8/28/18	(4)	253,023	106,157	8/27/33	$2.00
	8/28/18	(2)	33,072	22,048	8/27/33	$2.00
	12/4/19	(2)	12,862	8,574	12/3/34	$2.00
	9/8/20	(1)	14,166	10,834	9/7/35	$2.00
	4/29/21	(5)	—	123,041	4/28/31	$23.00	27,391	$708,605
(1)

Reflects a grant of both time-based and performance-based non-qualified stock option (“NQSO”), each of which has an exercise price of $2.00. The time-based options were originally schedule to time-vest in equal annual installments on the first, second, third and fourth anniversary of the grant date. Full vesting of the performance-based portion of the award was subject to attainment of certain performance goals in connection with a liquidity event. The time-based options were modified effective April 29, 2021 to accelerate by one year any time vested option that was not previously 100% vested, the performance-based options were modified effective April 29, 2021 to become time-based options that vest 60% at April 29, 2021, 20% on April 29, 2022 and 20% on October 29, 2022. The modification also accelerated the time based options held by Shawn Morris by an additional four months such that 100% of his time based options were vested as of April 29, 2021.

(2)

Reflects a grant of performance-based NQSOs that was subject to attainment of certain performance goals in connection with a liquidity event. The performance-based options were modified to become time-based options that vest 60% at April 29, 2021, 20% on April 29, 2022 and 20% on October 29, 2022.

(3)

Reflects a grant of both time-based and performance-based NQSO, each of which had an exercise price of $2.00. The time-based options vested 50% on the grant date, and the remaining 25% were scheduled to vest on each of the first and second anniversary of the grant date. Full vesting of the performance-based portion of the award was subject to attainment of certain performance goals in connection with a liquidity event. The time-based options were modified effective April 29, 2021 to accelerate by one year any time-based option that was not previously 100% vested. The performance-based options were modified effective April 29, 2021 to become time-based options that vest 60% at April 29, 2021, 20% on April 29, 2022 and 20% on October 29, 2022.

(4)

Reflects a grant of both time-based and performance-based NQSOs, each of which had an exercise price of $2.00. The time-based options vested 75% on the grant date, and the remaining 25% were schedule to vest on the first anniversary of the grant date. Full vesting of the performance-based portion of the award was subject to attainment of certain performance goals in connection with a liquidity event. The time-based options were modified effective April 29, 2021 to accelerate by one year any time-based option that was not previously 100% vested. The performance-based options were modified effective April 29, 2021 to become time-based options that vest 60% at April 29, 2021, 20% on April 29, 2022 and 20% on October 29,2022.

(5)

Reflects a grant of time-based NQSOs, each of which had an exercise price of $23.00 and vests over four years, with 1/3 vesting two years after date of grant, another 1/3 at three years from date of grant and the final 1/3 at four years from the date of grant.

(6)

Reflects restricted stock unit awards that vest over four years, with 1/3 vesting two years after date of grant, another 1/3 at three years from date of grant and the final 1/3 at four years from the date of grant.

28	| 2022 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2021 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders(1)	20,901,103	(2)	$5.90	6,275,699	(3)
Equity compensation plans not approved by security holders	None		None	None
Total	20,901,103		$5.90	6,275,699
(1)

Includes the following plans: our 2018 PH Group Holdings Corp. Stock Option Plan (the “2018 Plan”), the Privia Health Group, Inc. 2021 Omnibus Incentive Plan (the “2021 Plan”) and the Privia Health Group Inc. Employee Stock Purchase Plan (the “ESPP”).

(2)

As of December 31, 2021, a total of 16,249,873 shares of our common stock have been reserved for issuance pursuant to outstanding options awarded under the 2018 Plan, 3,666,329 shares of our common stock have been reserved for issuance pursuant to outstanding options awarded under the 2021 Plan and 984,901 shares have been reserved for issuance pursuant to restricted stock units awarded under the 2021 Plan.

(3)

As of December 31, 2021, a total of 10,278,581 shares of our common stock have been reserved for issuance under the 2021 Plan. The 2021 Plan also allows for an automatic increase on the first day of each fiscal year following the effective date of the 2021 Plan by an amount equal to the lesser of (i) 5% of outstanding shares on December 31 of the immediately preceding fiscal year or (ii) such number of shares as determined by our compensation committee in its discretion. The Compensation Committee elected to reduce the annual increase for 2022 so that the number of shares available under the 2021 Plan did not increase on January 1, 2022. The Company no longer makes grants under the 2018 Plan. As of December 31, 2021, a total of 1,027,858 shares of our common stock have been reserved for issuance pursuant to the ESPP. The ESPP provides the number of shares reserved and available for issuance pursuant to the ESPP may increase each January 1, beginning on January 1, 2022, by 1% of the outstanding shares of our common stock on the immediately preceding December 31 or such lesser number determined by our Compensation Committee. The Compensation Committee elected not to increase the number of shares of our common stock reserved for future issuance under the ESPP for 2022.

| 2022 Proxy Statement	29

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors, Executive Officers and Certain Other Beneficial Owners

The following table provides summary information regarding beneficial ownership of our common stock as of March 25, 2022, for:

•	Each person or group who beneficially owns more than 5% of our common stock

•	Each of the NEOs;

•	Each of the directors and nominees to become a director; and

•	All of the directors and executive officers as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting and/or investment power. The information on beneficial ownership in the table is based upon the Company’s records and the most recent Form 3, Form 4, Schedule 13D or Schedule 13G filed by each such person or entity. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise noted, the address for each director and executive officer is c/o Privia Health Group, Inc., 950 N. Glebe Rd., Suite 700 Arlington, VA 22203.

Name of beneficial owner	Number	Percent
5% Stockholders
Broad Street Principal Investments, L.L.C.(1)	23,912,688	22.1%
MBD 2013 Holdings, L.P.(1)	1,127,793	1.0%
Bridge Street 2013 Holdings L.P.(1)	2,965,880	2.7%
Pamplona Capital Partners III, L.P.(2)	20,019,808	18.5%
Brighton Family, LLC(3)	6,349,104	5.9%
Named executive officers and directors
Shawn Morris(4)	4,650,530	4.1%
Parth Mehrotra(5)	2,182,680	2.0%
Thomas Bartrum(6)	374,845	*
Jeff Bernstein(7)	28,006,361	25.9%
Jeff Butler(8)	4,812,312	4.4%
Nancy Cocozza	—	—
David King(9)	7,609	*
Thomas McCarthy(10)	16,304	*
Will Sherrill(11)	20,019,808	18.5%
Bill Sullivan(12)	6,356,713	5.9%
Patricia Maryland(13)	7,609	*
Jaewon Ryu, MD	—	—
All executive officers, directors and director nominees as a group (13 persons)(14)	66,671,507	57.6%
*	Denotes less than 1.0% of beneficial ownership.

(1)

Based on a Schedule 13G filed by The Goldman Sachs Group, Inc., Goldman Sachs & Co. LLC, Bridge Street 2013 Offshore, L.P., Bridge Street 2013, L.P., MBD 2013, L.P., Broad Street Principal Investments, L.L.C., MBD 2013 Offshore, L.P., Bridge Street 2013 Holdings, L.P., Bridge Street Opportunity Advisors, L.L.C., MBD 2013 Holdings, L.P. and MBD Advisors, L.L.C. on February 14, 2022 and information provided by the stockholder, consists of (i) 23,912,688 shares of common stock held by Broad Street Principal Investments, L.L.C., (ii) 1,127,793 shares of common stock held by MBD 2013 Holdings L.P. and (iii) 2,965,880 shares of common stock held by Bridge Street 2013 Holdings L.P (collectively, the “GS Entities”). Goldman Sachs & Co. LLC, or GS, is a wholly owned subsidiary of The Goldman Sachs Group, Inc., or GSG. Affiliates of GSG are the general partner, managing general partner or investment manager, as applicable, of the GS Entities. Each of GS and GSG disclaims beneficial ownership of the equity interests and the shares described above held directly or indirectly by the GS Entities, except to the extent of their pecuniary interest therein, if any. The address of each of GS and GSG is 200 West Street, New York, NY 10282.

(2)

Based on a Schedule 13G filed on February 14, 2022 by (i) Pamplona Capital Partners III, L.P., a Cayman Islands exempted limited partnership (“PCP III”), (ii) Pamplona Equity Advisors III Ltd., a Cayman Islands exempted company (“PEA III”), (iii) Pamplona PE Investments Malta Limited, a Malta limited company (“PE Malta”), (iv) Pamplona Capital Management LLP, a United Kingdom limited liability partnership, (v) Pamplona Capital Management LLC, a Delaware limited liability company, (vi) Pamplona Capital Management (PE) SL, a Spanish limited liability company, (vii) John C. Halsted, a citizen of the United States, and (viii) Alexander M. Knaster, a citizen of the United Kingdom (collectively, the “Pamplona Reporting Persons”), as of December 31, 2021, PCP III held 20,019,808 shares of Common Stock. PCP III is controlled by PEA III, its general partner. John C. Halsted owns 100% of the shares of PEA III. PE Malta serves as an investment manager to PCP III. Pamplona Capital Management LLP, Pamplona Capital Management LLC and Pamplona Capital Management (PE) SL (collectively, the “Pamplona Manager Entities”) serve as investment advisors to PE Malta. Mr. Halsted and Mr. Knaster are the principals of the Pamplona Manager Entities. As a result of the foregoing, for purposes

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, each of PEA III, PE Malta, the Pamplona Manager Entities, Mr. Halsted and Mr. Knaster may be deemed to beneficially own the 20,019,808 shares of Common Stock held by PCP III, but each disclaim beneficial ownership of such Common Stock, except to the extent of their pecuniary interest therein, if any. The address of each of the foregoing persons is c/o Pamplona Capital Management LLC, 667 Madison Avenue, 22nd Floor, New York, NY 10065.

(3)

Based on a Schedule 13G filed on April 5, 2022 by Bill Sullivan and Brighton Family, LLC, consists of 6,349,104 shares of common stock held by Brighton Family, LLC. Brighton Family, LLC is controlled by Bill Sullivan who may be deemed to be the beneficial owner of the common stock held by Brighton Family, LLC. Mr. Sullivan disclaims beneficial ownership of such common stock, except to the extent of his pecuniary interest therein, if any. The address of Brighton Family, LLC is c/o Plante Moran, 8181 East Tufts Avenue, Suite 600, Denver, Colorado 80237.

(4)	Consists of 4,650,530 shares of common stock underlying options to acquire common stock exercisable with 60 days of March 25, 2022.

(5)

Consists of 2,182,680 shares of common stock underlying options to acquire common stock exercisable with 60 days of March 25, 2022. Includes 443,413 shares of common stock underlying options held by the Parth Mehrotra 2021 Trust.

(6)	Consists of 374,845 shares of common stock underlying options to acquire common stock exercisable with 60 days of March 25, 2022.

(7)

Mr. Bernstein is affiliated with certain investment entities of Goldman Sachs & Co. that beneficially own shares of the Company. Mr. Bernstein otherwise disclaims beneficial ownership over such shares except to the extent of his pecuniary interest therein.

(8)

Includes 7,609 RSUs that vest with 60 days of March 25, 2022 and consists of 4,804,703 shares of common stock. Includes 870,100 Shares of common stock held by the Butler Family Trust and 290,000 shares of common stock held by Butler Venture Fund, Inc.

(9)	Includes 7,609 RSUs that vest within 60 days of March 25, 2022.

(10)	Includes 7,609 RSUs that vest with 60 days of March 25, 2022.

(11)

Mr. Sherrill is affiliated with certain investment entities of Pamplona Capital Management LLP that beneficially own shares of the Company. Mr. Sherrill otherwise disclaims beneficial ownership over such shares.

(12)

Includes 7,609 RSUs that vest with 60 days of March 25, 2022 and 6,349,104 shares of common stock. Mr. Sullivan is affiliated with Brighton Family, LLC. Mr. Sullivan otherwise disclaims beneficial ownership over such shares.

(13)	Includes 7,609 RSUs that vest within 60 days of March 25, 2022.

(14)

Includes an aggregate of 1,449,821 shares of common stock underlying options to acquire common stock exercisable within 60 days of March 25, 2022 and 38,045 RSUs that vest within 60 days of March 25, 2022.

| 2022 Proxy Statement	31

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions, during our last fiscal year or currently proposed, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criteria to which we have been or will be a party other than compensation arrangements, which are described where required under “Compensation of Directors” and “Executive Compensation.”

Shareholder Rights Agreement

In connection with our initial public offering, we entered into a Shareholder Rights Agreement with the Lead Sponsors that provides each Lead Sponsor with the right to designate nominees for election to our Board. The Lead Sponsors may also assign their designation rights under the Shareholder Rights Agreement to an affiliate. The Shareholder Rights Agreement provides each Lead Sponsor the right to designate: (i) three nominees for so long as such Lead Sponsor beneficially owns at least 15% of the common stock (at least one of each of whom shall qualify as “independent” for purposes of serving on the Audit Committee), (ii) two nominees for so long as such Lead Sponsor beneficially owns between 10% and 15% of the common stock and (iii) one nominee so long as such Lead Sponsor owns between 5% and 10% of the common stock. In each case, the Lead Sponsors’ nominees must comply with applicable law and stock exchange rules. The Lead Sponsors have agreed in the Shareholder Rights Agreement to vote any shares of our common stock and any other securities held by them in favor of the election to our Board of the directors so designated.

At any time when a Lead Sponsor has the right to designate at least one nominee for election to our Board, such Lead Sponsors will also have the right to have one of their nominated directors hold one seat on each Board committee, subject to satisfying any applicable stock exchange rules or regulations regarding the independence of Board committee members. In addition, the Lead Sponsors shall be entitled to designate the replacement for any of their board designees whose board service terminates prior to the end of the director’s term regardless of the applicable Lead Sponsor’s beneficial ownership at such time. The Shareholder Rights Agreement will also prohibit us from increasing or decreasing the size of our Board without the prior written consent of the Lead Sponsors. In addition, for so long as either Lead Sponsor owns at least 15% of the common stock, its consent will be required for certain corporate actions, including a change of control; acquisitions or dispositions of assets in an amount exceeding 15% of the Company’s total assets; the issuance of equity by the Company or any of its subsidiaries (other than under equity incentive plans that have received the prior approval of our Board) in an amount exceeding $50 million; the incurrence of indebtedness by the Company or any of its subsidiaries in an amount exceeding $50 million; amendments to the Company’s amended and restated certificate of incorporation or amended and restated bylaws; changes to the Company’s strategic direction or scope of its business; any change in the size of the Company’s Board; the hiring or termination of the Chief Executive Officer, Chief Financial Officer and Chief Operational Officer; and approval of annual budget. This agreement will terminate at such time as each Lead Sponsor owns less than 5% of our outstanding common stock.

Since our initial public offering, Jeff Bernstein, David King, Thomas McCarthy, Will Sherrill, Patricia Maryland and Jaewon Ryu, MD were designated as director nominees by the Lead Sponsors, pursuant to the terms of the Shareholder Rights Agreement.

Registration Rights

Prior to the consummation of our initial public offering, we entered into a registration rights agreement with certain indirect beneficial owners of greater than 1% of our common stock, including Goldman Sachs & Co., Pamplona Capital Management, Jeff Butler, Bill Sullivan, Shawn Morris and Parth Mehrotra, among others (the “Registration Rights Agreement”). The Registration Rights Agreement was amended in November 2021 to add Thomas Bartrum and David Mountcastle as parties. Pursuant to the Registration Rights Agreement, certain holders of shares of our common stock (or shares underlying options to purchase common stock) or their transferees are entitled to the following rights with respect to the registration of such shares for public resale under the Securities Act. If exercised, these registration rights would enable holders to transfer these shares without restriction under the Securities Act when the applicable registration statement is declared effective. In addition, Mr. Butler, Mr. Sullivan and certain additional stockholders have the right to participate in block trades executed by the Lead Sponsors.

Demand Registration. Goldman Sachs & Co. and Pamplona Capital Management may request in writing that we effect a demand registration under the Securities Act with respect to their shares of our common stock subject to registration rights. Depending on certain conditions, we may defer a demand registration for up to 90 days in any twelve-month period. If the holders requesting registration intend to distribute their shares by means of an underwriting, the managing underwriter of such offering will have the right to limit the number of shares to be underwritten for reasons related to the marketing of the shares.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Piggyback Registration. In the event that we propose to register any of our securities under the Securities Act after this offering, either for our account or for the account of our other security holders, holders will be entitled to certain piggyback registration rights allowing each to include its shares in the registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act other than with respect to a registration statement on Form S-4 or S-8, these holders will be entitled to notice of the registration and will have the right to include their registrable securities in the registration subject to certain limitations.

Expenses; Indemnification. The Registration Rights Agreement provides that we will pay all registration expenses in connection with effecting any demand registration. The Registration Rights Agreement contains customary indemnification and contribution provisions.

Term. The registration rights will remain in effect with respect to any shares covered by the Registration Rights Agreement until such time as no more registrable shares remain outstanding or each holder owns less than 1% of our outstanding common stock.

Lead Sponsor

In connection with our initial public offering and secondary offering, certain affiliates of our Lead Sponsors served as an underwriter.

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the General Corporation Law of the State of Delaware. Additionally, we may enter into indemnification agreements with any new directors or officers that may be broader in scope than the specific indemnification provisions contained in Delaware law.

Our Policy Regarding Related Person Transactions

We have adopted a written policy with respect to the reporting, review and approval of related party transactions. Under our Related Person Transaction Policy, every director, director nominee and executive officer is required to promptly notify our Chief Compliance Officer of any transaction that may be a related party transaction. Our Audit Committee is responsible for reviewing and approving related party transactions.

In the course of its review and approval of related party transactions, our Audit Committee will consider all relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy requires our Audit Committee to consider, among other factors it deems appropriate:

•	the commercial reasonableness of the terms of the transaction;

•	the absence or presence of a perceived benefit to the Company;

•	the opportunity costs of alternate transactions;

•	the materiality and character of the related party’s direct or indirect interest in the transaction; and

•	the actual or apparent conflict of interest of the related party.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, the best interests of the Company and those of our stockholders. The Audit Committee may direct that a related party transaction will not be entered into, or will not be continued. The Audit Committee is also responsible for reviewing previously approved related party transactions on an annual basis using the criteria above.

| 2022 Proxy Statement	33

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers, directors, and persons who own more than 10% of our common stock file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during 2021, all Section 16(a) filing requirements were satisfied on a timely basis, except that a late Form 3 was filed on April 29, 2021 by each of Shawn Morris, Thomas Bartrum and William Sullivan and a late Form 4 was filed on May 5, 2021 by The Goldman Sachs Group, Inc.

Stockholder Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to us at our principal executive offices, 950 N. Glebe Rd., Suite 700, Arlington, VA 22203. Any proposal submitted pursuant to Rule 14a-8 must be received by us no later than December 12, 2022. We suggest that proponents submit their Rule 14a-8 proposals by certified mail, return receipt requested, addressed to our General Counsel.

In addition, our Bylaws establish an advance notice procedure with regard to director nominations and other proposals by stockholders that are not intended to be included in our proxy materials, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2023 annual meeting of stockholders, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be in writing and delivered to or mailed and received by our Secretary at our principal executive offices not later than the close of business on January 11, 2023 and not before the opening of business on December 12, 2022. Our Bylaws also specify requirements relating to the content of the notice that stockholders must provide in order for a director nomination or other proposal to be properly presented at the 2023 annual meeting of stockholders.

In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 12, 2023.

Householding of Annual Meeting Materials

The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Corporate Secretary, Privia Health Group, Inc., 950 N. Glebe Rd., Suite 700, Arlington, VA 22203.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact the Company at the above phone number or address.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us.

In addition to the use of the mails, proxies may be solicited by personal interview, telephone and email by directors, officers and other employees of Privia Health who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2023 annual meeting of stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

34	| 2022 Proxy Statement

OTHER MATTERS

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

2021 Annual Report and SEC Filings

Our financial statements for the year ended December 31, 2021 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. Our Annual Report and this proxy statement are posted on our website at ir.priviahealth.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to Investor Relations, Privia Health Group, Inc., 950 N. Glebe Rd., Suite 700, Arlington, VA 22203.

* * *

The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

| 2022 Proxy Statement	35

YOUR VOTE IS IMPORTANTI PLEASE VOTE BY:

INTERNET Go To: www.proxypush.com/PRVA • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote

PHONE Call 1-844-357-8239 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions

MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

You must register by May 9,2022 5PM Eastern Time to attend the meeting online at www.proxydocs.com/PRVA

Privia Health Group, Inc. Annual Meeting of Stockholders For Stockholders of record as of March 25, 2022

TIME:	Wednesday, May 11, 2022 11:00 AM, Eastern Time
PLACE:	Annual Meeting of Stockholders to be held via a live webcast

Please visit www.proxydocs.com/PRVA for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Shawn Morris. David Mountcastle and Thomas Bartrum (collectively, the “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Privia Health Group, Inc., which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. In their discretion, the Named Proxies are authorized to vote upon such otter matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

41

Privia Health Group, Inc.

Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2

PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS
1. Election of Directors
	FOR	WITHHOLD
1.01 Shawn Morris	☐	☐		FOR
1.02 Jeff Bernstein	☐	☐		FOR
1.03 Jeff Butler	☐	☐		FOR
1.04 Nancy Cocozza	☐	☐		FOR
1.05 David King	☐	☐		FOR
1.06 Thomas McCarthy	☐	☐		FOR
1.07 Will Sherrill	☐	☐		FOR
1.08 Bill Sullivan	☐	☐		FOR
1.09 Patricia Maryland	☐	☐		FOR
1.10 Jaewon Ryu, M.D.	☐	☐		FOR
	FOR	AGAINST	ABSTAIN
2. Ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31. 2022.	☐	☐	☐	FOR

Note: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

You must register by May 9, 2022 5PM Eastern Time to attend the meeting online at www.proxydocs.com/PRVA

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date

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